SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [ ] Preliminary information statement
                     [ X ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                             VERTICA SOFTWARE, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.

                             VERTICA SOFTWARE, INC.
                        106 East Sixth Street, Suite 900
                                Austin, TX 78701
                              Tel: (512) 322-3900
                              Fax: (512) 322-3952
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                                October 12, 2004

Dear Stockholder:

         This Information Statement is being provided to inform you that the Board of Directors and the holders of a majority of the outstanding common stock of Vertica Software, Inc., a Colorado corporation (the "Company"), has delivered to the Company written consent to the following action:

                  * Authorizing the board of directors of the Company to change the corporate name to any name selected by the board of directors.

                  * The Articles of Incorporation and the bylaws of the Corporation may be repealed, altered, amended or rescinded by a vote of a majority of the entire board of directors or a majority of the outstanding shares of capital stock, voting as classes.

         The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,



/s/William F. Mason
---------------------------
William F. Mason, Chairman & CEO

                              INFORMATION STATEMENT
                                       OF
                             VERTICA SOFTWARE, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Vertica Software, Inc., a Colorado corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated September 14, 2004, the board of directors of the Company to change the corporate name to any name selected by the board of directors.

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
-------------------------------------------------------------------------------

         There were 28,453,579 common shares issued and outstanding, the record date for shares entitled to notice of and to sign written consents in connection with the Reincorporation. In connection with the amendment to the Articles of Incorporation, each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to no votes because each share of preferred stock is entitled to vote the number of shares of common stock issuable upon conversion.

         Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the amendment to the Articles of Incorporation. As a result, the amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.


                          AMENDMENT TO THE ARTICLES OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the Consent, the name of the Company may be changed by resolution of the Board of Directors from "Vertica Software, Inc." to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Articles of Amendment to the Articles of Incorporation. The Articles of Incorporation and the bylaws of the Corporation may be repealed, altered, amended or rescinded by a vote of a majority of the entire board of directors or a majority of the outstanding shares of capital stock, voting as classes.

         The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to enable a name change in the event the Company merges with or acquires a business different from the Company's present business purpose.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED BY WRITTEN REQUEST FROM MR. WILLIAM F. MASON, CHIEF EXECUTIVE OFFICER, VERTICA SOFTWARE, INC., 106 EAST SIXTH STREET, SUITE 900, AUSTIN, TX 78701. COPIES OF CAN ALSO BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, D.C. 20549, AT PRESCRIBED RATES. WE FILE DOCUMENTS AND REPORTS ELECTRONICALLY THROUGH THE ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL SYSTEM ("EDGAR") WHICH IS PUBLICLY AVAILABLE THROUGH THE COMMISSION'S INTERNET WORLD WIDE WEBSITE, HTTP://WWW.SEC.GOV.

                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

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                                                          Percentage of
                                  Shares Beneficially  Outstanding Shares
             Name                        Owned
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William F. Mason                       4,104,576              14.4%
Timothy S. Novak                           0                    0
R. Paul Gray                               0                    0

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All Officers and Directors as          4,104,576              14.4%
 a group (3 Person) (6)
===========================================================================


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The following table sets forth certain information with respect to the executive officers and directors as of December 31, 2003:

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          Name                Age                          Position
-------------------------------------------------------------------------------
William F. Mason              55      President, Chief Executive Officer, Chief
                                      Financial Officer and Sole Director
Timothy S. Novak              41      Director
R. Paul Gray                  41      Director

         William F. Mason has served as our President, Chief Executive Officer, Chief Financial Officer, and a director since October
2001. In 1998, Mr. Mason formed W.F. Mason & Associates, Inc., a consulting firm with an emphasis on industrial, chemical, agricultural and transportation companies, and continues to serve as its President and Chief Executive Officer. Prior to 1998, Mr.
Mason served as the President and Chief Executive Officer for Bolidean Intertrade Inc. (later called Intertrade Holdings Inc.), an industrial, chemical, agricultural, manufacturing, marketing and trading company.

         Timothy S. Novak is currently a member of Core Concepts, LLC, a Washington DC based consulting firm focused on corporate development. Previously, he was Chairman of the Board and Chief Executive Officer of Power3 Medical Products, Inc. Mr. Novak has 20 years of business experience. He served as Director of Professional Relations with The Physicians, Inc., a 1,000-member independent physician association; owning and operating a financial programming company as a registered representative and as an independent agent developing, selling and servicing comprehensive financial plans. He received his Bachelor of Science degree in 1985 from Bowling Green State University and his Masters in Science in General Administration in 1998 from Central Michigan University.

         R. Paul Gray is currently the managing member of Core Concepts, LLC, a Washington DC based consulting firm focused on corporate development. Previously, he was Director, Chief Financial Officer, Secretary and Treasurer of Power3 Medical Products, Inc. Mr. Gray has more than 16 years of experience in Big Four accounting and consulting with large firms serving and consulting with many public and private companies. He practiced as a CPA for several large accounting firms including KPMG and Ernst & Young. Mr. Gray received his Bachelor of Science degree in accounting in 1985 from West Virginia University.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Vertica Software to its officers and directors for services rendered to the company during the fiscal years ending December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, and December 31, 2003:

                                                          Annual Compensation
------------------------- -------------------------------------------------------------------------------------
    Name & Position           Year            Salary            Bonus               Other Compensation
------------------------- -------------- ----------------- ----------------- ----------------------------------
William F. Mason, CEO         2001              0                 0                          0
                              2002              0                 0                          0
                              2003              0                 0                          0

Timothy S. Novak,             2003              0                 0                          0
Director

R. Paul Gray, Director        2003              0                 0                          0

                              DIRECTOR COMPENSATION

         Our directors do not receive any cash compensation for their services as directors. It is anticipated that each non-employee director will be eligible to participate in our stock option plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company issued 742,334 shares to William F. Mason, who is an officer and director of the Company, for expenses advanced.